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                                                                   Exhibit 10.16

Mediacom Termination and Release Agreement

                              TERMINATION AGREEMENT
                              ---------------------

This Termination Agreement (hereinafter "Termination Agreement") is entered into as of the 31/st/ day of January, 2001, by and between Mediacom LLC ("Mediacom") and SoftNet Systems, Inc. ("SoftNet"). Mediacom and SoftNet will be referred to collectively as "the Parties."

WHEREAS, the Parties entered into a Stock Purchase Agreement and a Stockholder Agreement on or about November 4, 1999 (collectively, the "Agreement"), a true and correct copy of said Agreement being attached hereto and incorporated herein in full as Exhibit A;
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WHEREAS, the Parties desire to terminate the Agreement and all obligations thereunder without admission or denial of breach or liability by either party thereto;

NOW THEREFORE, the Parties in consideration of the following conditions, covenants and promises, agree as follows:

1. The Parties agree that the terms of this Termination Agreement are and shall remain CONFIDENTIAL and that any disclosure of same, without the written consent of the other Party, will be a material breach of this Termination Agreement. Capitalized terms not otherwise defined herein shall be defined according to the Agreement.

2. SoftNet absolutely and unconditionally guarantees the prompt and punctual performance of all obligations of ISP Channel, Inc. ("ISP Channel") under the Transition Agreement of even date herewith between ISP Channel and Mediacom. In the event of a default of any such obligation by ISP Channel, Mediacom having made written demand on ISP Channel which demand has gone unsatisfied for a period of 48 hours, Mediacom shall have the right to demand (without any further attempt at collection) that SoftNet satisfy the unfulfilled obligation by providing written notice detailing the failure of performance by ISP Channel, and SoftNet shall fulfill such obligation within 48 hours thereafter.

         (a) SoftNet hereby warrants and represents: (i) it has all requisite corporate power and corporate authority to execute and deliver this Guarantee and to perform its obligations hereunder; (ii) the execution and delivery of this Guarantee by SoftNet in accordance with the terms hereof, and the performance of the transactions contemplated hereunder by SoftNet in the circumstances set forth above, have been duly and validly approved by its Board of Directors and by all other corporate action, if any, necessary on behalf of SoftNet; (iii) the obligations imposed on SoftNet under this Guarantee are valid, legal and binding obligations of SoftNet enforceable against it in accordance with their terms.; (iv) the execution and delivery of this Guarantee and the consummation of the transactions contemplated hereby by SoftNet will not (A) violate any law, regulation, order or decree, or (B) conflict with or result in any breach of, or constitute a default under, SoftNet's corporate charter or bylaws, or any agreement or contract to which it is a party or by which it or its assets are bound or affected.

         (b) SoftNet hereby waives notice of acceptance of this Guaranty. Mediacom and ISP Channel may at any time, and from time to time, without notice to or consent of SoftNet and without impairing or releasing the obligations of SoftNet hereunder:
                  (i) modify, release, exchange, extend or renew any obligation or liability of ISP Channel under the Transition Agreement,
                  (ii) exercise or refrain from exercising any rights under the Transition Agreement and (iii) compromise or subordinate any obligation or liability of ISP Channel. Any other suretyship defenses are hereby waived by SoftNet.

3. With respect to the 3,500,000 shares of SoftNet common stock issued under the Agreement to Mediacom (the "Shares"), the parties agree as follows: On January 31, 2001, Mediacom shall return, transfer and assign to SoftNet 1,300,000 Shares (the "Returned Shares") and shall retain and shall continue as the absolute and unconditional registered and beneficial holder of the remaining 2,200,000 Shares (the "Retained Shares"). SoftNet has caused 1,116,518 of the Retained Shares to be registered under the Securities Act and the remaining 1,083,482 are Unrestricted Shares which will continue to be subject to the

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         provisions of the Registration Rights Agreement between the Parties, dated November 4, 1999, which Registration Rights Agreement shall remain in full force and effect in accordance with its terms. On January 31, 2001, SoftNet will deliver to Mediacom certificates for the Retained Shares and Mediacom will deliver to SoftNet certificates for the Returned Shares. The certificates for the Retained Shares that have been registered shall not bear any restrictive legends whatsoever and shall be accompanied by a Certificate signed both by the Chief Executive Officer and General Counsel of SoftNet to the effect that such Retained Shares have been registered pursuant to a Registration Statement which has been declared effective by the Securities Exchange Commission. The remaining Retained Shares may bear a legend to the effect that they have not been registered under the Securities Act of 1933 and are subject to a Registration Rights Agreement between Mediacom LLC and SoftNet Systems Inc. dated November 4, 1999.

4. The Agreement is hereby terminated in all respects. The terms of the Agreement shall be of no further force and effect and are superseded in full by this Termination Agreement.

5. Mediacom hereby releases and forever discharges SoftNet in every one of its capacities, from any and all actions, claims, demands, suits, fees, costs and liabilities whatsoever, whether known or unknown, presently existing, whether or not asserted, and whether found in fact or law or in equity, existing at any time, including but not limited to those that may have arisen under the Agreement and SoftNet's Guarantee of ISP Channel, Inc.'s obligations under the Affiliate Agreement, other than those created by this Termination Agreement and the Termination Agreement.

6. SoftNet hereby releases and forever discharges Mediacom in every one of its capacities, from any and all actions, claims, demands, suits, fees, costs and liabilities whatsoever, whether known or unknown, presently existing, whether or not asserted, and whether found in fact or law or in equity, existing at any time, including but not limited to those that may have arisen under the Agreement, other than those created by this Termination Agreement and the Transition Agreement.

7. As further consideration for this Termination Agreement, SoftNet and Mediacom acknowledge, represent and warrant that the matters herein released are not limited to matters that are known or disclosed. The Parties hereby acknowledge that they have read, understand and have had counsel explain to them, and hereby waive any and all right and benefit it now has or may have in the future, conferred upon it by Section 1542 of the Civil Code of the State of California, which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

8. The Parties agree that this Termination Agreement is the result of a compromise and that it shall not be deemed or construed to admit or deny liability.

9. The Parties hereby represent and warrant that they are the owners of the claims being released hereby, they have not previously assigned or transferred or purported to transfer any claim or portion thereof that is released hereby to any other person or entity that is not a signatory of this Termination Agreement. The Parties hereby represent and warrant that there are no liens, or claims of liens, or assignments in law or equity or otherwise, of or against the claims released herein; and that they are fully entitled to give this complete release and discharge. The Parties will indemnify and save harmless each other from any loss, claim, lien, expense, demand, or cause of action of any kind or character through the assertion by any party or stranger hereto of a claim relating to the warranty set forth in this paragraph.

10. The Parties acknowledge that this Termination Agreement, together with the Registration Agreement and Transition Agreement, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing. between the parties. The parties acknowledge that no representations or promises concerning the terms and effects of this Termination Agreement have been made, other than those contained herein, and in executing this Termination Agreement, they do not rely, and have not relied, upon any representations or statements not set forth herein with regard to the subject matter, basis or effect of this Termination Agreement or otherwise.


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11.      The Parties acknowledge that they have been represented with respect to this Termination Agreement by legal counsel of their own choosing, that they have read this Termination Agreement and had it fully explained to them by counsel, and are fully aware its contents and legal effects, and agree that no presumption as to the interpretation of this Termination Agreement shall arise based upon the identity of the drafter of this Termination Agreement or any of its provisions.

12. Any dispute between the Parties arising out of or in connection with this Termination Agreement, which cannot be settled amicably, shall be finally settled by the American Arbitration Association under its Commercial Arbitration Rules. Any such arbitration shall take place in New York, New York.

13. This Termination Agreement shall be governed and construed in accordance with the laws of Delaware without reference to conflict of law principles.

14. In any action to enforce this Termination Agreement the prevailing party will be entitled to costs and attorney's fees.

15. In the event that any provision of this Termination Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be limited or eliminated to the extent necessary so that this Termination Agreement shall remain in full force and effect and enforceable.

16. Any amendment or modification to this Termination Agreement may occur only with the written consent of both of the parties.

17. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement. All signed copies of this Termination Agreement shall be deemed originals.

Mediacom LLC


By: _______________________________
Name: Mark E. Stephan
Title: Senior Vive President, Chief Financial Officer and Treasurer
Dated: ____________________________

SOFTNET SYSTEMS, INC.


By: _______________________________
Steven M. Harris
Senior Vice President
Dated: ____________________________